Exhibit 99.(n)(1)

VIRTUS FUNDS

AMENDED AND RESTATED
PLAN PURSUANT TO RULE 18f-3
under the
INVESTMENT COMPANY ACT OF 1940

INTRODUCTION

The Purpose of this Plan is to specify the attributes of the classes of shares of the funds of Virtus Funds including the expense allocations, conversion features and exchange features of each class, as required by Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”). The Virtus Funds are comprised of several trusts (each a “Trust” and collectively the “Trusts”) which in turn are comprised of a number of funds (each a “Fund” and collectively the “Funds”) offering various classes of shares, all of which are listed on the attached Schedule A. In general, shares of each class will have the same rights and obligations except for one or more expense variables (which will result in different yields, dividends and net asset values for the different classes), certain related voting and other rights, exchange privileges, conversion rights and class designation.

GENERAL FEATURES OF THE CLASSES

Shares of each class of a Fund of the Trusts shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall bear any class expenses; (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class; and (d) each class may have different exchange and/or conversion features.

ALLOCATION OF INCOME AND EXPENSES

i.	General.

The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) of each Fund shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Fund.

ii.	Class Expenses.

Expenses attributable to a particular class (“Class Expenses”) shall be limited to Rule 12b-1, shareholder servicing fees, sub-transfer agency fees, certain transfer agency fees and such other expenses as designated by the Trusts’ Treasurer, subject to Board approval and/or ratification. Class Expenses shall be allocated to the class for which they are incurred.

In the event that a particular Class Expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Fund expense and in the event a Fund expense becomes allocable as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and Board approval or ratification.

The initial determination of expenses that will be allocated as Class Expenses and any subsequent changes thereto as set forth in this Plan shall be reviewed by the Board of Trustees and approved by such Board and by a majority of the Trustees who are not “interested persons” of the Funds, as defined in the 1940 Act (“Independent Trustees”).

DESIGNATION OF THE CLASSES AND SPECIFIC FEATURES

Types of classes of each of the Funds may include: “Class A”, “Class C”, “Class C1”, “Class I”, “Class P”, “Class R6”, “Administrative Class” and “Institutional Class”. To the extent that more than one class is offered by a Fund, each class of such Fund has a different arrangement for shareholder services or distribution or both, as follows:

CLASS A

Class A shares are offered at net asset value plus an initial sales charge as set forth in the then current prospectuses of a Fund. The initial sales charge may be waived or reduced on certain types of purchases as set forth in the Fund’s then current prospectus. In certain cases, Class A shares are also offered subject to a contingent deferred sales charge (subject to certain reductions or eliminations of the sales charge as described in the applicable prospectus). Class A shares of a Fund are also subject to a Rule 12b-1 fee as described in the Fund’s prospectus and statement of additional information. Class A shares do not have an automatic conversion feature.

CLASS C

Class C shares of a Fund are offered at net asset value without the imposition of an initial sales charge but may be subject to a contingent deferred sales charge. Class C shares are also subject to a Rule 12b-1 fee as described in the Fund’s prospectus and statement of additional information. Prior to January 1, 2019, Class C shares did not have an automatic conversion feature. From January 1, 2019, to February 28, 2021, Class C shares generally automatically converted to Class A shares of a Fund, without a sales charge, at the relative net asset values of each of such classes, in the month following the month that was ten years from the acquisition of the Class C shares (or earlier as disclosed in the Fund’s prospectus). Effective March 1, 2021, Class C shares generally will automatically convert to Class A shares of a Fund, without a sales charge, at the relative net asset values of each of such classes, in the month following the month that is eight years from the acquisition of the Class C shares (or earlier as disclosed in the Fund’s prospectus). For investors invested in Class C shares through a financial intermediary (including a retirement plan recordkeeper), it is the responsibility of the financial intermediary to ensure that the investor is credited with the proper holding period for the shares, to ensure that the investors’ shares are converted once the holding period has expired, and to determine the specific timing of the conversion within the parameters described herein. Therefore, the automatic conversion of Class C shares to Class A shares shall not apply to shares held through any intermediary that does not track the length of time that an investor has held such shares or any intermediary for whom carrying out the conversions is impracticable due to systems or other operational limitations. The conversion of Class C shares to Class A shares is subject to the continuing availability of an opinion of counsel or a ruling from the Internal Revenue Service to the effect that the conversion of shares does not constitute a taxable event under U.S. federal income tax law.

CLASS C1

Class C1 shares of a Fund are offered at net asset value without the imposition of an initial sales charge but may be subject to a contingent deferred sales charge. Class C1 shares are also subject to a Rule 12b-1 fee as described in the Fund’s prospectus and statement of additional information. Prior to January 1, 2019, Class C1 shares did not have an automatic conversion feature. From January 1, 2019, to February 28, 2021, Class C1 shares generally automatically converted to Class A shares of a Fund, without a sales charge, at the relative net asset values of each of such classes, in the month following the month that was ten years from the acquisition of the C1 shares (or earlier as disclosed in the Fund’s prospectus). Effective March 1, 2021, Class C1 shares generally will automatically convert to Class A shares of a Fund, without a sales charge, at the relative net asset values of each of such classes, in the month following the month that is eight years from the acquisition of the Class C1 shares (or earlier as disclosed in the Fund’s prospectus). For investors invested in Class C1 shares through a financial intermediary (including a retirement plan recordkeeper), it is the responsibility of the financial intermediary to ensure that the investor is credited with the proper holding period for the shares, to ensure that the investors’ shares are converted once the holding period has expired, and to determine the specific timing of the conversion within the parameters described herein. Therefore, the automatic conversion of Class C1 shares to Class A shares shall not apply to shares held through any intermediary that does not track the length of time that an investor has held such shares or any intermediary for whom carrying out the conversions is impracticable due to systems or other operational limitations. The conversion of Class C1 shares to Class A shares is subject to the continuing availability of an opinion of counsel or a ruling from the Internal Revenue Service to the effect that the conversion of shares does not constitute a taxable event under U.S. federal income tax law.

CLASS I

Class I shares of a Fund are offered at net asset value without the imposition of any sales charge, Rule 12b-1 or shareholder servicing fees. Class I shares do not have an automatic conversion feature.

CLASS P

Class P shares of a Fund are offered at net asset value without the imposition of any sales charge, Rule 12b-1 or shareholder servicing fees. Class P shares do not have an automatic conversion feature.

CLASS R6

Class R6 shares of a Fund are offered at net asset value without the imposition of any sales charge, Rule 12b-1 fees, shareholder servicing fees or intermediary sub-transfer agency fees. Class R6 shares do not have an automatic conversion feature.

ADMINISTRATIVE CLASS SHARES

Administrative Class shares of a Fund are offered at net asset value without the imposition of any sales charge but are subject to a Rule 12b-1 fee and/or shareholder servicing fee as described in the Fund’s prospectus and statement of additional information. Administrative Class shares do not have an automatic conversion feature.

INSTITUTIONAL CLASS SHARES

Institutional Class shares of a Fund are offered at net asset value without the imposition of any sales charge, Rule 12b-1 or shareholder servicing fees. Institutional Class shares do not have an automatic conversion feature.

VOTING RIGHTS

Each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement. Each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

EXCHANGE PRIVILEGES

Shareholders of a class may exchange their shares for shares of another Fund in accordance with Section 11(a) of the 1940 Act, the rules thereunder and the requirements of the applicable prospectuses as follows: Each class of shares of a Fund may be exchanged for the corresponding class of shares of another Fund. Shareholders of Class C1 shares of Virtus Multi-Sector Short Term Bond Fund may exchange shares of such class for Class C shares in any other Virtus Fund for which exchange privileges are available, at the relative net asset values of the respective shares to be exchanged and with no sales charge, provided the shares to be acquired in the exchange are, as may be necessary, qualified for sale in the shareholder’s state of residence and subject to the applicable requirements, if any, as to minimum amount. Shareholders of one class of shares of a Fund may exchange such shares for shares of another class in the same Fund having lower fixed expenses, at the relative net asset values of the respective shares to be exchanged and with no sales charge, provided that: (a) the shares to be acquired in the exchange are, as may be necessary, qualified for sale in the shareholder’s state of residence; and (b) such exchange is permitted by the disclosure documents of the Fund.

BOARD REVIEW

The Board of Trustees shall review this Plan as frequently as it deems necessary. Prior to any material amendments(s) to this Plan (including any proposed amendments to the method of allocating Class Expenses and/or Fund expenses), the Board of Trustees, including a majority of the Independent Trustees, must find that the Plan is in the best interests of each class of shares of the affected Fund(s) individually and the affected Fund(s) as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board of Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted: November 15, 2023

SCHEDULE A

(as of November 15, 2023)

	Class A	Class C	Class I	Class P	Class R6	Admini- strative Class	Institu- tional Class
The Merger Fund®	X		X

The Merger Fund® VL			X

Virtus Alternative Solutions Trust
AlphaSimplex Managed Futures Strategy Fund	X	X	X		X
AlphaSimplex Managed Futures Strategy Fund	X	X	X		X
Virtus Duff & Phelps Select MLP and Energy Fund	X	X	X
Virtus KAR Long/Short Equity Fund	X	X	X		X

Virtus Asset Trust
Virtus Ceredex Large Cap Value Equity Fund	X	X	X		X
Virtus Ceredex Mid-Cap Value Equity Fund	X	X	X		X
Virtus Ceredex Small Cap Value Equity Fund	X	X	X		X
Virtus Seix Core Bond Fund	X		X		X
Virtus Seix Corporate Bond Fund	X	X	X		X
Virtus Seix Floating Rate High Income Fund	X	X	X		X
Virtus Seix High Grade Municipal Bond Fund	X		X
Virtus Seix High Income Fund[1]	X		X		X
Virtus Seix High Yield Fund	X		X		X
Virtus Seix Investment Grade Tax-Exempt Bond Fund	X		X
Virtus Seix Total Return Bond Fund	X		X		X
Virtus Seix U.S. Government Securities Ultra-Short Bond Fund	X		X		X
Virtus Seix Ultra-Short Bond Fund[2]	X		X
Virtus SGA International Growth Fund	X	X	X		X
Virtus Silvant Large-Cap Growth Stock Fund	X		X		X
Virtus Zevenbergen Innovative Growth Stock Fund	X		X		X

[1]	Expected to be reorganized in 1Q24.
[2]	Expected to be reorganized in 1Q24.

	Class A	Class C	Class I	Class P	Class R6	Admini- strative Class	Institu- tional Class
Virtus Equity Trust
Virtus KAR Capital Growth Fund	X	X	X		X
Virtus KAR Equity Income Fund	X	X	X		X
Virtus KAR Global Quality Dividend Fund	X	X	X		X
Virtus KAR Mid-Cap Core Fund	X	X	X		X
Virtus KAR Mid-Cap Growth Fund	X	X	X		X
Virtus KAR Small-Cap Core Fund	X	X	X		X
Virtus KAR Small-Cap Growth Fund	X	X	X		X
Virtus KAR Small-Cap Value Fund	X	X	X		X
Virtus KAR Small-Mid Cap Core Fund	X	X	X		X
Virtus KAR Small-Mid Cap Growth Fund	X	X	X		X
Virtus KAR Small-Mid Cap Value Fund	X	X	X		X
Virtus SGA Emerging Markets Growth Fund[3]	X	X	X		X
Virtus SGA Global Growth Fund	X	X	X		X
Virtus SGA New Leaders Growth Fund[4]	X	X	X		X
Virtus Tactical Allocation Fund	X	X	X		X

Virtus Event Opportunities Trust
Virtus Westchester Event-Driven Fund	X		X
Virtus Westchester Credit Event Fund	X		X

Virtus Investment Trust
Virtus Emerging Markets Opportunities Fund	X	X		X	X		X
Virtus Income & Growth Fund	X	X		X			X
Virtus KAR Global Small-Cap Fund	X	X		X			X
Virtus KAR Health Sciences Fund	X	X		X			X
Virtus NFJ Dividend Value Fund	X	X		X	X	X	X
Virtus NFJ International Value Fund	X	X		X	X	X	X
Virtus NFJ Large-Cap Value Fund	X	X		X	X	X	X
Virtus NFJ Mid-Cap Value Fund	X	X		X	X	X	X
Virtus NFJ Small-Cap Value Fund	X	X		X	X	X	X
Virtus Silvant Focused Growth Fund	X	X		X	X	X	X
Virtus Silvant Mid-Cap Growth Fund	X	X		X		X	X
Virtus Small-Cap Fund	X	X		X	X		X
Virtus Zevenbergen Technology Fund	X	X		X		X	X

Virtus Strategy Trust
Virtus Convertible Fund	X	X		X	X	X	X
Virtus Duff & Phelps Water Fund	X	X		X			X

[3]	Proposed to be liquidated on or about January 17, 2024.
[4]	Proposed to be liquidated on or about January 17, 2024.

	Class A	Class C	Class I	Class P	Class R6	Admini- strative Class	Institu- tional Class
Virtus Global Allocation Fund	X	X		X	X	X	X
Virtus International Small-Cap Fund	X	X		X	X		X
Virtus Newfleet Short Duration High Income Fund	X	X		X	X		X
Virtus NFJ Emerging Markets Value Fund	X	X		X			X
Virtus NFJ Global Sustainability Fund	X			X			X
Virtus Seix High Yield Income Fund[5]	X	X		X		X	X

Virtus Opportunities Trust
Virtus Duff & Phelps Global Infrastructure Fund	X	X	X		X
Virtus Duff & Phelps Global Real Estate Securities Fund	X	X	X		X
Virtus Duff & Phelps International Real Estate Securities Fund[6]	X	X	X
Virtus Duff & Phelps Real Asset Fund	X	X	X		X
Virtus Duff & Phelps Real Estate Securities Fund	X	X	X		X
Virtus KAR Developing Markets Fund	X	X	X		X
Virtus KAR Emerging Markets Small-Cap Fund	X	X	X		X
Virtus KAR International Small-Mid Cap Fund	X	X	X		X
Virtus Newfleet Core Plus Bond Fund	X	X	X		X
Virtus Newfleet High Yield Fund	X	X	X		X
Virtus Newfleet Low Duration Core Plus Bond Fund	X	X	X		X
Virtus Newfleet Multi-Sector Intermediate Bond Fund	X	X	X		X
Virtus Newfleet Multi-Sector Short Term Bond Fund[7]	X	X	X		X
Virtus Newfleet Senior Floating Rate Fund	X	X	X		X
Virtus Seix Tax-Exempt Bond Fund	X	X	X
Virtus Stone Harbor Emerging Markets Bond Fund	X		X
Virtus Stone Harbor Emerging Markets Debt Income Fund	X		X
Virtus Stone Harbor Emerging Markets Debt Allocation Fund[8]	X		X

[5]	Expected to be reorganized in 1Q24.
[6]	Scheduled to be liquidated on or about December 13, 2023.
[7]	Virtus Multi-Sector Short Term Bond Fund also offers Class C1 shares.
[8]	Scheduled to be liquidated on or about December 13, 2023.

	Class A	Class C	Class I	Class P	Class R6	Admini- strative Class	Institu- tional Class
Virtus Stone Harbor High Yield Bond Fund[9]	X		X
Virtus Stone Harbor Local Markets Fund	X		X
Virtus Stone Harbor Strategic Income Fund[10]	X		X
Virtus Vontobel Emerging Markets Opportunities Fund	X	X	X		X
Virtus Vontobel Foreign Opportunities Fund[11]	X	X	X		X
Virtus Vontobel Global Opportunities Fund[12]	X	X	X		X
Virtus Vontobel Greater European Opportunities Fund[13]	X	X	X

[9]	Scheduled to be liquidated on or about December 13, 2023.
[10]	Scheduled to be liquidated on or about December 13, 2023.
[11]	Proposed to be reorganized in 1Q24.
[12]	Expected to be reorganized in 1Q24.
[13]	Proposed to be liquidated on or about January 17, 2024.